UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2009 (April 23, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operation and Financial Condition.

The Seneca Gaming Corporation (“SGC”) today issued a press release announcing its financial results for the fiscal quarter ended March 31, 2009.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information contained in this Current Report and in the press release attached as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

SGC has not yet scheduled a conference call for investors and other members of the financial community to discuss SGC’s second quarter operating results, and will make such conference call information available through a subsequent filing.

Item 8.01  Other Events.

Charter Amendments

On April 23, 2009, the Council of the Seneca Nation of Indians approved amendments to the Charters of the Seneca Gaming Corporation and its subsidiaries.  The principal changes were as follows:  (1) Section 9(b) of the SGC charter was amended to provide that Nation elected officials (such as the President, Treasurer or Clerk) would no longer be eligible to serve on the Seneca Gaming Corporation Board of Directors; (2) Section 9(c) of the SGC Charter was amended to clarify that public notice of Board vacancies shall be made by February 1 of each year, that Board candidates shall apply to Council for consideration and shall be interviewed, and that vacancies shall be filled following at least thirty (30) days public notice, unless in the event of an emergency; (3) Section 9(d) of the SGC Charter was amended to add a requirement that Board members be certified by the Seneca Gaming Authority as having met the substantive standards necessary to obtain a license from the Authority if such candidate were a “Class III Gaming Key Employee” (as defined in the Nation’s Class III Gaming Ordinance), (4) Section 4 of the SGC Charter was amended to provide that at least one board member shall possess a Master of Business Administration or Juris Doctorate degree, be a Certified Public Accountant, or have at least ten (10) years experience as a senior manager or board member of a publicly held gaming corporation; (5) Sections 9(f) and 9(g) of the SGC Charter were amended to elaborate the upon Board members’ fiduciaries duties to the Company, including duties of care, loyalty and obedience; and (6) a new Section 10(e) was added to the SGC Charter to provide that the Corporation shall hold a meeting open to the Seneca public on the fourth Saturday of January, April, July, and October every year for purposes of providing information to the Seneca public on the health and well-being of the Company.

Other related actions of Council included the following:  (a) Council determined that the Seneca Massachusetts Gaming Corporation was no longer required and directed its dissolution, with any assets it contained to be transferred to SGC; (b) Council amended the Charters of Seneca Niagara Falls Gaming Corporation, Seneca Territory Gaming Corporation, Seneca Erie Gaming Corporation and Lewiston Golf Course Corporation to align Board composition and director terms with that of SGC; and (c) Council directed that SGC and its subsidiaries adopt appropriate bylaw amendments consistent with the Council-approved charter amendments, which bylaw amendments are to include (i) adjusting the staggered board member term provisions to move one “Term C” director to “Term A” (four of the seven directors had previously been “Term C” directors), and (ii) moving the Corporations’ annual meeting dates from the first meeting following the end of the fiscal year, to the first meeting following the end of the second fiscal quarter.

Item 9.01.                                          Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

(d)                                   Exhibit

99.1                      Press Release Announcing Financial Results for the Fiscal Quarter Ended March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: April 29, 2009		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.

*99.1	Press Release Announcing Financial Results for the Fiscal Quarter Ended March 31, 2009

*                                         Filed herewith